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Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Tortoise MLP Fund, Inc.

In planning and performing our audit of the financial
statements of Tortoise MLP Fund, Inc. (the Fund) as of
and for the year ended November 30, 2016, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities, as
a basis for designing our auditing procedures for
the purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Fund's internal
control over financial reporting. Accordingly, we
express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected benefits
and related costs of controls. A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in
accordance with generally accepted accounting principles.
A fund's internal control over financial reporting
includes those policies and procedures that (1) pertain
to the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions  and
dispositions of the assets of the fund; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements
in accordance with generally accepted accounting
principles, and that receipts and expenditures of the
fund are being made only in accordance with authorizations
of management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's
assets that could have a material effect on the
financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures
may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is
a deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
fund's annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However,
we noted no deficiencies in  the Fund's internal control
over financial reporting and its operation, including
controls over safeguarding securities, that we consider to
be a material weakness as defined above as of
November 30, 2016.

This report is intended solely for the information and use
of management and the Board of Directors of Tortoise MLP
Fund, Inc. and the Securities and Exchange Commission and
is not intended to be and should not be used by anyone
other than these specified parties.

/s/ Ernst & Young LLP

January 19, 2017